Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Reimbursement Specialists, LLC

Bannockburn, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report[s] dated June 30, 2005, relating to the financial statements of Reimbursement Specialists, LLC., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Chicago, Illinois

August 22, 2005